The Bear Stearns Companies Inc. 383 Madison Avenue New York, NY 10179 Tel (212) 272-2000 www.bearstearns.com

Contact:	Elizabeth Ventura	(212) 272-9251
	John Quinn	(212) 272-5934

BEAR STEARNS REPORTS THIRD QUARTER FINANCIAL RESULTS

EQUITY FRANCHISE DELIVERS STRONG QUARTERLY PERFORMANCE

Institutional Equities Net Revenues Up 53%

Record Global Clearing Net Revenues Up 30%

Private Client Services Net Revenues Up 15%

Share Repurchase Authorization Increased to $2.5 Billion

Including $1.0 Billion for Corporate Share Buyback

NEW YORK, NY – September 20, 2007 – The Bear Stearns Companies Inc. (NYSE:BSC) today reported earnings per share (diluted) of $1.16 for the third quarter ended August 31, 2007, down 62% from $3.02 per share for the third quarter of 2006. Net income for the third quarter of 2007 was $171.3 million, down 61% from $438 million for the third quarter of 2006. Net revenues were $1.3 billion for the third quarter, down 38% from $2.1 billion for the third quarter of 2006. The annualized return on common stockholders’ equity for the third quarter of 2007 was 5.3%, and 13.7% for the 12-month period ended August 31, 2007. Third quarter results include approximately $200 million in losses and expenses related to the BSAM High-Grade hedge funds.

"The third quarter was characterized by extremely difficult securitization markets and high volatility levels across asset classes. While our fixed income results clearly reflect these market conditions, we reported solid revenues in Investment Banking and record revenues in Global Equities and Global Clearing Services." said James E. Cayne, chairman and chief executive officer. "I am confident in the underlying strength of our business and proud of the effort and determination displayed by our employees during these challenging times."

A brief discussion of the firm’s business segments follows:

CAPITAL MARKETS

Net revenues for the Capital Markets segment were $1.0 billion for the quarter ended August 31, 2007, down 36% from $1.6 billion for the third quarter of 2006.

•

Institutional Equities net revenues were a record $719 million for the 2007 third quarter, a 53% increase from $471 million for the comparable prior-year quarter. This strong performance was driven by record results in structured equity products and robust international sales and trading net revenues.

•

Fixed Income net revenues were $118 million for the 2007 third quarter, down 88% from $945 million reported for the quarter ended August 31, 2006. Market conditions in both the mortgage and credit businesses were extremely challenging this quarter. A general re-pricing of risk in the market led to significant reductions in both mortgage and credit-related revenues as volumes decreased while asset values declined.

•

Investment Banking net revenues were $211 million for the quarter ended August 31, 2007 down 9% from $232 million for the year-ago third quarter. Merger and acquisition advisory fees increased as a number of announced transactions were completed during the quarter. Total underwriting net revenues were flat as increased equity underwriting revenues were offset by lower fixed income underwriting revenues. Merchant Banking revenues decreased during the quarter due to changes in mark-to-market values of several portfolio companies.

GLOBAL CLEARING SERVICES

Net revenues for Global Clearing Services were a record $332 million for the quarter ended August 31, 2007, up 30% from $255 million for the third quarter of 2006. Higher average customer margin debt and average customer short balances resulted in increased net interest revenues. Average customer margin debt balances were $102.2 billion during the quarter ended August 31, 2007, up 49% from $68.8 billion in the comparable quarter of fiscal 2006. Customer short balances averaged $102.2 billion for the third quarter of 2007, compared with $82.1 billion for the third quarter of 2006.

WEALTH MANAGEMENT

Wealth Management net revenues for the quarter ended August 31, 2007 were a negative $38 million compared with $233 million for the quarter ended August 31, 2006.

•

Private Client Services net revenues were $148 million in the third quarter of 2007, up 15% from $128 million in the prior-year quarter. Increased client activity levels driven by market volatility and the continued growth in fee-based assets drove the increase in net revenues for the 2007 third quarter.

•

Asset Management net revenues were a negative $186 million for the third quarter of 2007compared with $105 million in the prior-year quarter. Included in the quarter’s results is a loss of approximately $200 million relating to the BSAM High-Grade hedge funds. The negative impact included the reversal of accrued performance fees, the write down of hedge fund investments and receivables, and lower management fees related to proprietary hedge fund products. Assets under management increased 15% to $57.8 billion at quarter end, up from $50.2 billion at August 31, 2006.

EXPENSES

•

Compensation as a percentage of net revenues was 49.9% for the third quarter of 2007, versus 48.1% in the quarter ended August 31, 2006. Compensation as a percentage of net revenues for the nine months ended August 31, 2007 was 49.0% versus 48.3% for the nine months ended August 31, 2006.

•

Non-compensation expenses were $492 million for the quarter ended August 31, 2007, an increase of 13% from $437 million for the comparable prior-year period. The increase is primarily related to occupancy fees, higher communications and technology costs associated with additional headcount as well as higher professional fees.

The third quarter 2007 pre-tax profit margin was 13.1%, compared with 31.3% for the third quarter of 2006.

As of August 31, 2007, total capital, including stockholders’ equity and long-term borrowings, was $78.2 billion. Book value as of August 31, 2007 was $91.82 per share, based on 144.6 million shares outstanding, primarily reflecting open-market stock repurchases during the quarter.

Share Repurchase Authorization

The Board of Directors approved an amendment to the company’s share repurchase program authorizing the purchase of up to $2.5 billion in aggregate cost of common stock. This amendment supercedes the previous $2.0 billion authorization, under which the company had acquired approximately $1.3 billion of common stock. The share repurchase program will be used both to acquire shares of common stock for the company’s employee stock award plans and for up to $1.0 billion in corporate share repurchases. Purchases may be made in the open market or through privately negotiated transactions in 2007 or beyond.

Quarterly Common Stock Cash Dividend Declared

The Board of Directors of The Bear Stearns Companies Inc. declared a regular quarterly cash dividend of 32 cents per share on the outstanding shares of common stock payable October 26, 2007 to stockholders of record on October 16, 2007.

Quarterly Preferred Stock Cash Dividend Declared

The Board of Directors of The Bear Stearns Companies Inc. declared the following regular quarterly dividends: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share); all payable October 15, 2007 to stockholders of record on September 28, 2007.

About Bear Stearns

Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is a leading financial services firm serving governments, corporations, institutions and individuals worldwide. The Company’s core business lines include institutional equities, fixed income, investment banking, global clearing services, asset management, and private client services. Headquartered in New York City, the company has approximately 15,000 employees worldwide. For additional information about Bear Stearns, please visit the firm’s Web site at www.bearstearns.com.

***

Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the Company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the Company’s 2006 Annual Report to Stockholders, and similar sections of the Company's quarterly reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.

Conference Call

A conference call to discuss the Company’s results will be held today at 10:00 a.m. (ET). The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-374-2412 (or 1-706-634-7253 for international callers) at least 10 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through the internet at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available beginning at approximately 1:00 p.m. (ET) on the company’s Web site or by dialing 1-800-642-1687 (or 1-706-645-9291 for international callers). The passcode for the replay is 15655057. The replay will be available until midnight on Friday, October 5, 2007. If you have any questions on how to obtain access to the conference call, please contact please contact Anthea Zeimann by telephone at 1-212-272-4417 or via e-mail at azeimann@bear.com.

Investor Meeting

The company will host a half-day investor meeting on Thursday, October 4, 2007, at which Bear Stearns’ senior executives will discuss the firm’s lines of business. The presentation will be available on the firm’s web site at http://www.bearstearns.com.

THE BEAR STEARNS COMPANIES INC. SEGMENT DATA
(UNAUDITED)

	Three Months Ended			% Change From		Nine Months Ended		% Change
	August 31,	August 31,	May 31,	August 31,	May 31,	August 31,	August 31,
	2007	2006	2007	2006	2007	2007	2006
	(In thousands)					(In thousands)
NET REVENUES

Capital Markets
Institutional Equities	$718,994	$471,006	$542,685	52.7%	32.5%	$1,774,332	$1,531,395	15.9%
Fixed Income	117,563	944,974	962,287	(87.6%)	(87.8%)	2,229,202	3,074,649	(27.5%)
Investment Banking	211,227	231,501	356,861	(8.8%)	(40.8%)	871,197	805,310	8.2%
Total Capital Markets	1,047,784	1,647,481	1,861,833	(36.4%)	(43.7%)	4,874,731	5,411,354	(9.9%)

Global Clearing Services	331,937	255,407	316,785	30.0%	4.8%	924,280	806,003	14.7%

Wealth Management
Private Client Services(1)	147,500	128,089	157,266	15.2%	(6.2%)	440,919	387,759	13.7%
Asset Management	(185,812)	104,587	184,114	nm	nm	117,461	222,662	(47.2%)
Total Wealth Management	(38,312)	232,676	341,380	nm	nm	558,380	610,421	(8.5%)

Other(2)	(10,660)	(6,429)	(8,022)	(65.8%)	(32.9%)	(32,894)	(13,998)	(135.0%)

Total net revenues	$1,330,749	$2,129,135	$2,511,976	(37.5%)	(47.0%)	$6,324,497	$6,813,780	(7.2%)

PRE-TAX INCOME

Capital Markets	$241,931	$580,234	$376,927	(58.3%)	(35.8%)	$1,355,169	$1,991,952	(32.0%)
Global Clearing Services	153,412	95,258	154,751	61.0%	(0.9%)	420,963	356,528	18.1%
Wealth Management	(226,511)	18,018	56,465	nm	nm	(126,293)	38,003	nm
Other(3)	5,994	(26,272)	(34,486)	nm	nm	(86,150)	(132,693)	35.1%

Total pre-tax income	$174,826	$667,238	$553,657	(73.8%)	(68.4%)	$1,563,689	$2,253,790	(30.6%)

(1) Private Client Services Detail:
Gross Revenues, before transfer to
Capital Markets Segment	$168,486	$149,189	$185,082			$519,157	$457,268
Revenue transferred to
Capital Markets Segment	(20,986)	(21,100)	(27,816)			(78,238)	(69,509)
Private Client Services net revenues	$147,500	$128,089	$157,266			$440,919	$387,759

(2) Includes consolidation and elimination entries.
(3) Includes certain legal costs and costs related to the Capital Accumulation Plan for Senior Managing Directors ("CAP Plan").
nm - not meaningful

Note: Certain prior period items have been reclassified to conform to the current period's presentation.

THE BEAR STEARNS COMPANIES INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended			% Change From
	August 31,	August 31,	May 31,	August 31,	May 31,
	2007	2006	2007	2006	2007
	(In thousands, except share and per share data)
REVENUES
Commissions	$354,330	$280,033	$305,654	26.5%	15.9%
Principal transactions	300,675	1,093,997	1,222,964	(72.5%)	(75.4%)
Investment banking	277,046	283,507	404,271	(2.3%)	(31.5%)
Interest and dividends	3,368,564	2,322,992	2,806,103	45.0%	20.0%
Asset management and other income	39,226	155,158	236,810	(74.7%)	(83.4%)
Total revenues	4,339,841	4,135,687	4,975,802	4.9%	(12.8%)
Interest expense	3,009,092	2,006,552	2,463,826	50.0%	22.1%
Revenues, net of interest expense	1,330,749	2,129,135	2,511,976	(37.5%)	(47.0%)

NON-INTEREST EXPENSES
Employee compensation and benefits	663,506	1,024,748	1,231,403	(35.3%)	(46.1%)
Floor brokerage, exchange and clearance fees	79,515	58,621	63,907	35.6%	24.4%
Communications and technology	150,833	126,938	142,850	18.8%	5.6%
Occupancy	69,456	52,976	63,870	31.1%	8.7%
Advertising and market development	49,408	38,243	48,756	29.2%	1.3%
Professional fees	91,018	78,110	89,297	16.5%	1.9%
Impairment of goodwill and specialist rights	-	-	227,457	nm	(100.0%)
Other expenses	52,187	82,261	90,779	(36.6%)	(42.5%)
Total non-interest expenses	1,155,923	1,461,897	1,958,319	(20.9%)	(41.0%)

Income before provision for income taxes	174,826	667,238	553,657	(73.8%)	(68.4%)
Provision for income taxes	3,528	229,682	191,933	(98.5%)	(98.2%)

Net income	$171,298	$437,556	$361,724	(60.9%)	(52.6%)
Preferred stock dividends	5,201	5,316	5,257	(2.2%)	(1.1%)

Net income applicable to common shares	$166,097	$432,240	$356,467	(61.6%)	(53.4%)

Adjusted net income used for diluted earnings per share (1)	$168,246	$449,118	$374,603	(62.5%)	(55.1%)

Basic earnings per share	$1.30	$3.34	$2.78	(61.1%)	(53.2%)
Diluted earnings per share	$1.16	$3.02	$2.52	(61.6%)	(54.0%)

Weighted average common shares outstanding:
Basic	128,949,234	132,086,016	131,684,419
Diluted	145,105,029	148,899,406	148,745,798

Cash dividends declared per common share	$0.32	$0.28	$0.32

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

nm - not meaningful

THE BEAR STEARNS COMPANIES INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Nine Months Ended		% Change
	August 31,	August 31,
	2007	2006
	(In thousands, except share and per share data)
REVENUES
Commissions	$940,629	$871,355	8.0%
Principal transactions	2,866,016	3,736,907	(23.3%)
Investment banking	1,031,496	939,510	9.8%
Interest and dividends	8,831,860	6,157,857	43.4%
Asset management and other income	443,381	372,225	19.1%
Total revenues	14,113,382	12,077,854	16.9%
Interest expense	7,788,885	5,264,074	48.0%
Revenues, net of interest expense	6,324,497	6,813,780	(7.2%)

NON-INTEREST EXPENSES
Employee compensation and benefits	3,099,003	3,291,814	(5.9%)
Floor brokerage, exchange and clearance fees	199,507	168,485	18.4%
Communications and technology	421,591	349,141	20.8%
Occupancy	190,071	143,025	32.9%
Advertising and market development	135,237	108,009	25.2%
Professional fees	252,181	197,451	27.7%
Impairment of goodwill and specialist rights	227,457	-	nm
Other expenses	235,761	302,065	(22.0%)
Total non-interest expenses	4,760,808	4,559,990	4.4%

Income before provision for income taxes	1,563,689	2,253,790	(30.6%)
Provision for income taxes	476,926	762,745	(37.5%)

Net income	$1,086,763	$1,491,045	(27.1%)
Preferred stock dividends	15,715	16,106	(2.4%)

Net income applicable to common shares	$1,071,048	$1,474,939	(27.4%)

Adjusted net income used for diluted earnings per share (1)	$1,115,038	$1,536,683	(27.4%)

Basic earnings per share	$8.35	$11.38	(26.6%)
Diluted earnings per share	$7.54	$10.28	(26.7%)

Weighted average common shares outstanding:
Basic	131,286,671	132,539,603
Diluted	147,901,698	149,484,747

Cash dividends declared per common share	$0.96	$0.84

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

nm - not meaningful

THE BEAR STEARNS COMPANIES INC.
SELECTED FINANCIAL INFORMATION
(UNAUDITED)

			Three Months Ended
	August 31,	May 31,	February 28,	November 30,	August 31,	May 31,	February 28,
	2007	2007	2007	2006	2006	2006	2006
	(In thousands, except common share data and other data)
Results
Revenues, net of interest expense	$1,330,749	$2,511,976	$2,481,772	$2,413,385	$2,129,135	$2,499,442	$2,185,203
Net income	$171,298	$361,724	$553,741	$562,826	$437,556	$539,333	$514,156
Net income applicable to common shares	$166,097	$356,467	$548,484	$557,569	$432,240	$533,957	$508,742
Adjusted net income used for diluted earnings per share (1)	$168,246	$374,603	$572,189	$583,844	$449,118	$558,233	$529,332

Financial Position
Stockholders' equity, at period end	$13,000,458	$13,308,105	$13,273,933	$12,129,384	$11,721,947	$11,707,594	$11,165,592
Total capital, at period end (2)	$78,151,447	$75,098,379	$71,768,406	$66,699,300	$61,923,345	$58,354,738	$57,589,034

Common Share Data
Basic earnings per share	$1.30	$2.78	$4.23	$4.42	$3.34	$4.12	$3.92
Diluted earnings per share	$1.16	$2.52	$3.82	$4.00	$3.02	$3.72	$3.54
Book value per common share, at period end	$91.82	$92.50	$90.57	$86.39	$81.52	$79.30	$75.46
Weighted average common shares outstanding:
Basic	128,949,234	131,684,419	133,094,747	129,182,315	132,086,016	132,810,062	132,738,565
Diluted	145,105,029	148,745,798	149,722,654	145,923,131	148,899,406	149,945,896	149,417,369
Common shares outstanding, at period end (3)	144,582,401	144,748,090	145,129,095	145,693,021	146,303,331	147,021,508	145,163,510

Financial Ratios
Return on average common equity (annualized)	5.3%	11.6%	18.3%	20.5%	15.8%	20.1%	20.1%
Adjusted pre-tax profit margin (4)	13.4%	23.3%	35.3%	38.9%	32.7%	35.1%	36.1%
Pre-tax profit margin (5)	13.1%	22.0%	33.7%	37.0%	31.3%	33.4%	34.4%
After-tax profit margin (6)	12.9%	14.4%	22.3%	23.3%	20.6%	21.6%	23.5%
Compensation & benefits / Revenues, net of interest expense	49.9%	49.0%	48.5%	43.6%	48.1%	48.8%	47.9%
Non-compensation / Revenues, net of interest expense	37.0%	28.9%	17.8%	19.4%	20.5%	17.8%	17.7%

Financial Ratios (pro forma) (7)
Diluted earnings per share	n/a	$3.40	n/a	n/a	n/a	n/a	n/a
Return on average common equity (annualized)	n/a	15.6%	n/a	n/a	n/a	n/a	n/a
Adjusted pre-tax profit margin (4)	n/a	32.4%	n/a	n/a	n/a	n/a	n/a
Pre-tax profit margin (5) (8)	n/a	30.7%	n/a	n/a	n/a	n/a	n/a
After-tax profit margin (6) (8)	n/a	19.3%	n/a	n/a	n/a	n/a	n/a
Non-compensation / Revenues, net of interest expense (8)	n/a	20.3%	n/a	n/a	n/a	n/a	n/a

Other Data (in billions, except employees)
Margin debt balances, at period end	$85.2	$108.4	$86.6	$78.6	$68.9	$72.7	$64.5
Margin debt balances, average for period	$102.2	$95.4	$81.3	$72.0	$68.8	$68.4	$64.5
Customer short balances, at period end	$81.9	$109.0	$95.1	$95.8	$85.6	$81.7	$78.1
Customer short balances, average for period	$102.2	$101.9	$94.0	$90.0	$82.1	$80.2	$78.2
Securities borrowed, at period end	$59.5	$65.4	$59.4	$57.6	$53.1	$52.1	$52.4
Securities borrowed, average for period	$69.7	$66.6	$59.9	$57.6	$54.7	$54.8	$52.9
Free credit balances, at period end	$35.8	$36.4	$37.1	$32.6	$36.5	$34.1	$30.6
Free credit balances, average for period	$38.4	$38.0	$33.8	$34.4	$35.9	$30.8	$29.9
Assets under management, at period end	$57.8	$59.8	$54.1	$52.5	$50.2	$47.9	$45.4
Employees, at period end	15,516	15,120	14,409	13,566	13,134	12,519	12,061

n/a - not applicable

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.
(2) Includes stockholders' equity and long-term borrowings.

(3) Represents shares used to calculate book value per common share. Common shares outstanding include units issued under certain stock compensation plans which will be distributed as shares of common stock.

(4) Represents the ratio of income before both CAP Plan costs and provision for income taxes to revenues, net of interest expense.
(5) Represents the ratio of income before provision for income taxes to revenues, net of interest expense.
(6) Represents the ratio of net income to revenues, net of interest expense.

(7) Excludes the effect of the $227.5 million pre-tax non-cash charge related to the write down of intangible assets, representing goodwill and specialist rights of Bear Wagner Specialists taken in the quarter ended May 31, 2007.

(8) In addition to excluding the effect of the non-cash charge related to the write down of intangible assets, this ratio also excludes the effect of the reduction of $10 million in costs associated with the CAP Plan related to the write down of intangible assets.